Exhibit 1.1(a)

AMENDING AGREEMENT

     This Agreement is made effective the 13th day of December, 2002.

AMONG:

BMO NESBITT BURNS INC. (hereinafter referred to as “BMO”)

OF THE FIRST PART

- and -

CIBC WORLD MARKETS INC. (hereinafter referred to as “CIBC”)

OF THE SECOND PART

- and -

FIRSTENERGY CAPITAL CORP. (hereinafter referred to as “FirstEnergy”)

OF THE THIRD PART

- and –

PARAMOUNT ENERGY TRUST (hereinafter referred to as “PET”)

OF THE FOURTH PART

- and –

PARAMOUNT RESOURCES LTD. (hereinafter referred to as “PRL”)

OF THE FIFTH PART

- and -

PARAMOUNT OPERATING TRUST (herein referred to as “POT”)

OF THE SIXTH PART

- and -

PARAMOUNT ENERGY OPERATING CORP. (herein referred to as the “Administrator”)

OF THE SEVENTH PART

     WHEREAS BMO, CIBC, FirstEnergy, PET, PRL, POT and the Administrator are parties to an agreement dated August 8, 2002 (the “Dealer Manager Agreement”) pursuant to which BMO, CIBC and FirstEnergy have agreed, among other things to organize a soliciting dealer group;

     AND WHEREAS the parties to the Dealer Manager Agreement wish to make certain amendments to the Dealer Manager Agreement;

     NOW THEREFORE in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.	Section 11 of the Dealer Manager Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:

“PET and PRL will also pay for the other actual reasonable out-of-pocket costs or expenses of any nature whatsoever incurred by the Dealer Managers in connection with the solicitation, including without limitation, reasonable counsel fees and expenses, advertising and printing expenses, and other solicitation expenses.”

2.	Section 18 of the Dealer Manager Agreement is hereby deleted in its entirety and replaced with the following:

“18 Term

This Agreement will become effective as of the date of its acceptance by PET, PRL, POT and the Administrator and will continue in force until March 31, 2003.”

     IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BMO NESBITT BURNS INC.

By: /s/ Shane C. Fildes Name: Shane C. Fildes

CIBC WORLD MARKETS INC.

Per: /s/ Art Korpach Name: Art Korpach

FIRSTENERGY CAPITAL CORP.

Per: /s/ John Chambers Name: John Chambers

PARAMOUNT ENERGY TRUST by PARAMOUNT ENERGY OPERATING CORP. (as attorney in fact and agent for Computershare Trust Company of Canada)

Per: /s/ Clayton H. Riddell Name: Clayton H. Riddell

PARAMOUNT RESOURCES LTD.

Per: /s/ Clayton H. Riddell Name: Clayton H. Riddell

PARAMOUNT OPERATING TRUST by its trustee, PARAMOUNT ENERGY OPERATING CORP.

Per: /s/ Clayton H. Riddell Name: Clayton H. Riddell

PARAMOUNT ENERGY OPERATING CORP.

Per: /s/ Clayton H. Riddell Name: Clayton H. Riddell